UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2012

VMware, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33622

Delaware	94-3292913
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3401 Hillview Avenue, Palo Alto, CA 94304

(Address of principal executive offices, including zip code)

(650) 427-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 11, 2012, VMware, Inc. (“VMware”) announced in a press release that financial results for the quarter ended March 31, 2012 are expected to broadly meet or slightly exceed the range of financial guidance it provided January 23, 2012. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

This Form 8-K contains forward-looking statements including, among other things, statements regarding VMware’s expected financial results for the quarter ended March 31, 2012. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements. VMware’s expectations about its quarterly results are based on preliminary information about the first quarter of 2012 and are subject to revision. Although the quarter is now completed, VMware is still in the early stages of its standard financial reporting closing procedures. Accordingly, as VMware completes its normal quarter-end closing and review processes, actual results could differ materially from its preliminary estimates. Factors that could cause VMware’s actual results to differ materially from those contemplated by these forward-looking statements include: inaccurate data or assumptions; unforeseen expenses; changes in estimates or judgments related to tax liabilities; potential goodwill impairments; potential litigation, bad debts or other contingencies; and facts or circumstances affecting the application of VMware’s critical accounting policies, including revenue recognition. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2012, VMware named Carl Eschenbach as VMware’s Chief Operating Officer and Co-President. Mr. Eschenbach previously served as VMware’s Co-President, Customer Operations since January 2011. Mr. Eschenbach served as VMware’s Executive Vice President of Worldwide Field Operations from May 2005 to January 2011. Prior to joining VMware in 2002, he was Vice President of North America Sales at Inktomi from 2000 to 2002. He also held various sales management positions with 3Com Corporation, Lucent Technologies and EMC.

In connection with Mr. Eschenbach’s promotion, Mr. Eschenbach’s base salary was increased to $675,000, and the Compensation and Corporate Governance Committee of the Board of Directors of VMware granted Mr. Eschenbach a restricted stock unit (“RSU”) for 49,569 shares of Class A Common Stock that vests over four years. If Mr. Eschenbach is terminated without “cause” or he terminates his employment for “good reason,” vesting in half of the RSUs that are then unvested will accelerate. If such a termination occurs within 12 months of a change of control (as defined), 100% of all unvested RSUs will accelerate.

Mr. Eschenbach was also granted a performance stock unit (“PSU”) award that will vest as to 50% if VMware meets a designated revenue growth target over the two-year period commencing January 1, 2012 (the “First Performance Period”) and as to 50% if VMware meets a designated revenue growth target over the three-year period commencing January 1, 2012 (the “Second Performance Period”). With respect to the First Performance Period, the PSUs will convert into VMware’s Class A common stock at a ratio ranging from 1.0 to 2.0 shares for each PSU, depending upon the degree of performance, and with respect to the Second Performance Period, the PSUs will convert into VMware’s Class A common stock at a ratio ranging from 0.5 to 2.0 shares for each PSU, depending upon the degree of performance. Vesting will not occur, and no shares will be issued, for performance below the minimum threshold.

On April 10, 2012, Mark Peek resigned from his position as VMware’s Chief Financial Officer and Co-President, Business Operations effective as of May 11, 2012 in order to take a new opportunity as Chief Financial Officer of Workday, where he currently serves on their Board of Directors. Mr. Peek will stay with VMware in a transitional role until June 1, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of VMware, Inc. dated April 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMware, Inc.

Date April 11, 2012	By:	/s/ S. Dawn Smith
S. Dawn Smith
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary